Exhibit 10.7

Non-Exec Directors Agreement

Between

Genius Group Ltd

And

Patrick Grove

This Board of Directors Services Agreement (the “Agreement”), dated January 1 2020, is entered into between Genius Group Pte Ltd, a Singapore Registered Company (GG), and Patrick Grove (PG), an individual with a principal place of residence at

WHEREBY:

1. Genius Group (GG) is acquiring the services of Patrick Grove (PG) as a non-exec director of the board for the benefit of the company and its shareholders, commencing immediately.

2. PG’s role will be to:

•	Attend GG’s quarterly board meetings every three months, to be attended virtually or in person, to provide strategic advice and feedback to the executive directors on the financial performance and growth plans of the company.

•	Review each board report, minutes and financial reports in preparation for each quarterly board meeting.

•	Where appropriate and mutually agreed, PG will take on additional activities on a project basis, with fees for each project agreed outside of this agreement.

3. Compensation:

GG agrees to pay PG a quarterly fee of SG$3,000, paid at the end of each quarter via telegraphic transfer.

For any additional pre-agreed project work, a project fee will be set for a mutually agreed period of time at a fee of SG$500 per hour.

GG is also issuing PG stock options for 1,000 shares at the current market value of US$34.87 per share in Genius Group, which may be exercised 12 months after joining the board, provided this agreement remains in effect. The US$34,870 purchase value will be treated as additional compensation.

4. Expenses:

GG shall reimburse PG for reasonable out-of-pocket expenses incurred in connection with his work related to GG.

5. Duration:

This contract is for an initial two year period, with the option for both parties to renew at the end of this period under the same terms or mutually agreed adjustments to these terms.

6. Termination:

During the period of this agreement either side may terminate this agreement for any reason by providing three months notice.

7. Immediate Termination:

During the period of this agreement either side may immediately terminate this agreement with immediate effect in the event of fraud, serious misconduct or impossibility of performance.

8. Intellectual Property:

All data and intellectual property or content made available to PG in his role will remain with GG during and after termination of this agreement.

9. Confidentiality:

All matters and information shared in confidence during the period of this agreement shall be kept strictly confidential during and after termination of this agreement.

10. Governing Law:

This agreement shall be governed by the law of Singapore.

AGREEMENT:

This document represents the full agreement between the two parties. Any modification to this agreement will be in writing.

Signed:

/s/ Patrick Grove		/s/ Roger James Hamilton
Patrick Grove		Roger Hamilton on behalf of Genius Group Pte Ltd

Agreed to on	28 July 2020	Agreed to on	August 19, 2020